REVOLVING CREDIT AGREEMENT


                                  Dated as of
                                August 30, 1994



                                     among



                           WATTS INVESTMENT COMPANY,

                  THE FINANCIAL INSTITUTIONS LISTED ON
                               SCHEDULE 1 HERETO,



              THE FIRST NATIONAL BANK OF BOSTON, as Agent



                                      and



                  WATTS INDUSTRIES, INC., as Guarantor

1.  DEFINITIONS AND RULES OF INTERPRETATION.                        1
1.1.  Definitions.                                                  1
1.2.  Rules of Interpretation.                                      12
2.  THE REVOLVING CREDIT FACILITY.                                  13
2.1.  Commitment to Lend.                                           13
2.2.  Facility Fee.                                                 14
2.3.  Reduction of Total Commitment.                                14
2.4.  The Notes.                                                    14
2.5.  Interest on Revolving Credit Loans.                           15
2.6.  Requests for Revolving Credit Loans.                          15
2.7.  Conversion Options.                                           15
2.7.1.  Conversion to Different Type of Revolving Credit Loan.      15
2.7.2.  Continuation of Type of Revolving Credit Loan.              16
2.7.3.  Eurodollar Rate Loans.                                      16
2.8.  Funds for Revolving Credit Loans.                             17
2.8.1.  Funding Procedures.                                         17
2.8.2.  Advances by Agent.                                          17
3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.                        18
3.1.  Maturity.                                                     18
3.2.  Mandatory Repayments of Revolving Credit Loans.               18
3.3.  Optional Repayments of Revolving Credit Loans.                18
4.  CERTAIN GENERAL PROVISIONS.                                     19
4.1.  Closing Fee.                                                  19
4.2.  Agent's Fee.                                                  19
4.3.  Funds for Payments.                                           19
4.3.1.  Payments to Agent.                                          19
4.3.2.  No Offset, etc.                                             19
4.4.  Computations.                                                 20
4.5.  Inability to Determine Eurodollar Rate.                       20
4.6.  Illegality.                                                   20
4.7.  Additional Costs, etc.                                        21
4.8.  Capital Adequacy.                                             22
4.9.  Certificate.                                                  23
4.10.  Indemnity.                                                   23
4.11.  Interest on Overdue Amounts.                                 23
5.  GUARANTY.                                                       23
5.1.  Guaranty.                                                     23
5.2.  Guaranty Absolute.                                            24
5.3.  Effectiveness; Enforcement.                                   25
5.4.  Waivers.                                                      25
5.5.  Subrogation Waiver.                                           25
6.  REPRESENTATIONS AND WARRANTIES.                                 26
6.1.  Corporate Authority.                                          26
6.1.1.  Incorporation; Good Standing.  (i)                          26
6.1.2.  Authorization.                                              26
6.1.3.  Enforceability.                                             26
6.2.  Governmental Approvals.                                       27
6.3.  Title to Properties; Leases.                                  27
6.4.  Financial Statements.                                         27
6.5.  No Material Changes, etc.                                     28
6.6.  Franchises, Patents, Copyrights, etc.                         28
6.7.  Litigation.                                                   28
6.8.  No Materially Adverse Contracts, etc.                         28
6.9.  Compliance With Other Instruments, Laws, etc.                 29
6.10.  Tax Status.                                                  29
6.11.  No Event of Default.                                         29
6.12.  Holding Company and Investment Company Acts.                 29
6.13.  Absence of Financing Statements, etc.                        29
6.14.  Certain Transactions.                                        30
6.15.  Employee Benefit Plans.                                      30
6.15.1.  In General.                                                30
6.15.2.  Terminability of Welfare Plans.                            30
6.15.3.  Guaranteed Pension Plans.                                  31
6.15.4.  Multiemployer Plans.                                       31
6.16.  Regulations U and X.                                         31
6.17.  Environmental Compliance.                                    32
6.18.  Subsidiaries, etc.                                           34
7.  AFFIRMATIVE COVENANTS OF THE BORROWER AND THE PARENT.           34
7.1.  Punctual Payment.                                             34
7.2.  Maintenance of Office.                                        34
7.3.  Records and Accounts.                                         34
7.4.  Financial Statements, Certificates and Information.           34
7.5.  Notices.                                                      36
7.5.1.  Defaults.                                                   36
7.5.2.  Environmental Events.                                       36
7.5.3.  Notice of Litigation and Judgments.                         36
7.6.  Corporate Existence; Maintenance of Properties.               37
7.7.  Insurance.                                                    37
7.8.  Taxes.                                                        38
7.9.  Inspection of Properties and Books, etc.                      38
7.9.1.  General.                                                    38
7.9.2.  Communication with Accountants.                             38
7.10.  Compliance with Laws, Contracts, Licenses, and Permits.      39
7.11.  Employee Benefit Plans.                                      39
7.12.  Use of Proceeds.                                             40
7.13.  Further Assurances.                                          40
8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND THE PARENT.      40
8.1.  Restrictions on Indebtedness.                                 40
8.2.  Restrictions on Liens.                                        42
8.3.  Restrictions on Investments.                                  43
8.4.  Distributions.                                                45
8.5.  Merger, Consolidation.                                        45
8.5.1.  Mergers and Acquisitions.                                   45
8.5.2.  Disposition of Assets.                                      46
8.6.  Sale and Leaseback.                                           46
8.7.  Compliance with Environmental Laws.                           46
8.8.  Employee Benefit Plans.                                       47
8.9.  Certain Transactions.                                         48
9.  FINANCIAL COVENANTS OF THE BORROWER AND THE PARENT.             48
9.1.  Fixed Charge Coverage Ratio.                                  48
9.2.  Leverage Ratio.                                               48
9.3.  Consolidated Tangible Net Worth.                              48
10.  CLOSING CONDITIONS.                                            48
10.1.  Loan Documents.                                              48
10.2.  Certified Copies of Charter Documents.                       49
10.3.  Corporate Action.                                            49
10.4.  Incumbency Certificate.                                      49
10.5.  Opinion of Counsel.                                          49
10.6.  Proceedings and Documents.                                   49
10.7.  Payment of Fees.                                             50
11.  CONDITIONS TO ALL BORROWINGS.                                  50
11.1.  Representations True; No Event of Default.                   50
11.2.  No Legal Impediment.                                         50
11.3.  Governmental Regulation.                                     50
12.  EVENTS OF DEFAULT; ACCELERATION; ETC.                          50
12.1.  Events of Default and Acceleration.                          50
12.2.  Termination of Commitments.                                  54
12.3.  Remedies.                                                    54
12.4.  Distribution of Proceeds.                                    54
13.  SETOFF.                                                        55
14.  THE AGENT.                                                     56
14.1.  Authorization.                                               56
14.2.  Employees and Agents.                                        57
14.3.  No Liability.                                                57
14.4.  No Representations.                                          57
14.5.  Payments.                                                    58
14.5.1.  Payments to Agent.                                         58
14.5.2.  Distribution by Agent.                                     58
14.5.3.  Delinquent Banks.                                          58
14.6.  Holders of Notes.                                            59
14.7.  Indemnity.                                                   59
14.8.  Agent as Bank.                                               59
14.9.  Resignation.                                                 59
14.10.  Notification of Defaults and Events of Default.             60
15.  EXPENSES.                                                      60
16.  INDEMNIFICATION.                                               61
17.  SURVIVAL OF COVENANTS, ETC.                                    62
18.  ASSIGNMENT AND PARTICIPATION.                                  62
18.1.  Conditions to Assignment by Banks.                           62
18.2.  Certain Representations and Warranties;
         Limitations; Covenants.                                    63
18.3.  Register.                                                    64
18.4.  New Notes.                                                   65
18.5.  Participations.                                              65
18.6.  Disclosure.                                                  65
18.7.  Assignee or Participant Affiliated with the Borrower.        66
18.8.  Miscellaneous Assignment Provisions.                         66
18.9.  Assignment by Borrower.                                      67
19.  CONFIDENTIALITY.                                               67
20.  NOTICES, ETC.                                                  67
21.  GOVERNING LAW.                                                 68
22.  HEADINGS.                                                      69
23.  COUNTERPARTS.                                                  69
24.  ENTIRE AGREEMENT, ETC.                                         69
25.  WAIVER OF JURY TRIAL.                                          69
26.  CONSENTS, AMENDMENTS, WAIVERS, ETC.                            70
27.  SEVERABILITY.                                                  70

                              Exhibits & Schedules

Exhibit A -              Form of Revolving Credit Note
Exhibit B -              Form of Loan Request
Exhibit C -              Form of Compliance Certificate
Exhibit D -              Form of Legal Opinion
Exhibit E -              Form of Assignment and Acceptance
Schedule 1 -             Banks, Commitments, Commitment Percentages,
                         Domestic Lending Offices, Eurodollar Lending
                         Offices
Schedule 6.3 -           Leased Property
Schedule 6.7 -           Litigation
Schedule 6.13 -          Financing Statements
Schedule 6.17 -          Environmental Matters
Schedule 6.18 -          Subsidiaries
Schedule 8.1 -           Existing Indebtedness
Schedule 8.2 -           Liens
Schedule 8.3 -           Investments

                           REVOLVING CREDIT AGREEMENT


     This REVOLVING CREDIT AGREEMENT is made as of August 30, 1994, by and among
(a) Watts Investment Company (the "Borrower") a Delaware corporation having its principal place of business at 715 King Street, Wilmington, Delaware, 19801, (b) the financial institutions listed on Schedule 1 hereto and such other financial institutions that are or may become parties to this Credit Agreement from time to time in accordance with the provisions hereof, (c) The First National Bank of Boston, as agent for itself and the other financial institutions party hereto, and (d) Watts Industries, Inc. (the "Parent"), a Delaware corporation having its principal place of business at 815 Chestnut Street, North Andover, Massachusetts 01845, as guarantor hereunder.

              1.  DEFINITIONS AND RULES OF INTERPRETATION.

     1.1.  Definitions.

     The following terms shall have the meanings set forth in this (section)1 or elsewhere in the provisions of this Credit Agreement referred to below:

     Affiliate. Any Person that would be considered to be an affiliate of the Parent or the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such Person were issuing securities.

     Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

     Agent. The First National Bank of Boston acting as agent for the Banks.

     Agent's Special  Counsel.   Bingham, Dana  &  Gould or  such  other
counsel as may be approved by the Agent.

     Applicable Margin. A percentage to be determined for each fiscal quarter as of the last day of the previous fiscal quarter based on the higher of the Parent's senior unsecured debt ratings as published by either (i) Moody's Investors Services, Inc. or (ii) Standard & Poor's Corporation on such date, in accordance with the schedule set forth below:

                    Rating
                  S&P/Moody's         Applicable Margin

                A/A2 or Higher              0.20%
                     A-/A3                  0.25%
                  BBB+/Baa 1               0.3125%
                   BBB/Baa2                 0.35%
                   BBB-/Baa3               0.4375%
             Non Investment Grade
             or unrated by either           0.75%
                 rating agency

     Assignment and Acceptance.  See (section)18.1.

     Balance Sheet Date.  June 30, 1994.

     Banks. FNBB and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to (section)18.

     Base Rate. The higher of (i) the annual rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

     Base  Rate  Loans.     Revolving  Credit  Loans  bearing   interest
calculated by reference to the Base Rate.

     Borrower.  As defined in the preamble hereto.

     Business   Day.  Any  day  on  which   banking   institutions   in  Boston,
Massachusetts are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

     Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

     Capital Expenditures. Amounts paid or indebtedness incurred by the Parent or any of its Subsidiaries in connection with the purchase or lease by the Parent or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

     Capitalized Leases. Leases under which the Parent or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     CERCLA.  See (section)6.17.

     Closing Date. The first date on which the conditions set forth in (sections) 10 and 11 have been satisfied and any Revolving Credit Loans are to be made.

     Code.  The Internal Revenue Code of 1986.

     Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Loans to the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

     Commitment Percentage. With respect to each Bank, the percentage determined by dividing such Bank's Commitment by the aggregate Commitments of all of the Banks. Each Bank's Commitment Percentage as of the Closing Date is set forth on
Schedule 1 hereto.

     Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Parent and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

     Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Parent and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income or loss.

     Consolidated Net Worth. Consolidated Total Assets minus Consolidated Total Liabilities, and minus, to the extent otherwise includable in the computation of Consolidated Net Worth, any subscriptions receivable for the purchase of capital stock.

     Consolidated Tangible Net Worth.   Consolidated Total Assets  minus
Consolidated Total Liabilities, and minus the sum of:

     (a) the total book value of all assets of the Parent and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

     (b) all amounts representing any write-up in the book value of any assets of the Parent or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date, excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement No. 52; plus

     (c) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any subscriptions receivable for the purchase of capital stock.

     Consolidated Total  Assets.   All  assets  of  the Parent  and  its
Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

     Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Parent and its Subsidiaries during such period on all Indebtedness of the Parent and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and plus, without duplication, commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

     Consolidated Total Liabilities. All liabilities of the Parent and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

     Conversion Request. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Loan in accordance with (section)2.7.

     Credit Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

     Default.  See (section)12.

     Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of any of the Borrower, the Parent or any of their Subsidiaries, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of any of the Borrower, the Parent or any of their Subsidiaries (or any options, warrants or other rights to acquire shares of such capital stock), directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by any of the Borrower, the Parent or any of their Subsidiaries to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of any of the Borrower, the Parent or any of their Subsidiaries.

     Dollars or $. Dollars in lawful currency of the United States of America.

     Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

     Drawdown Date. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with (section)2.7.

     Earnings Before Interest, Taxes, Depreciation and Amortization. The Consolidated Net Income (or Deficit) of the Parent and its Subsidiaries for any period, after all expenses and other proper charges but before payment or provision for any income taxes or interest expense for such period, plus depreciation and amortization for such period, determined in accordance with generally accepted accounting principles.

     Eligible Assignee. Any of (i) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $5,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (iii) if, but only if, an Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

     Employee Benefit Plan. Any employee benefit plan within the meaning of (section)3(3) of ERISA maintained or contributed to by any of the Borrower, the Parent or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws.  See (section)6.17(a).

     ERISA.  The Employee Retirement Income Security Act of 1974.

     ERISA Affiliate. Any Person which is treated as a single employer with either of the Borrower or the Parent under (section)414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of (section)4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

     Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

     Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (i) the rate at which FNBB's Eurodollar Lending Office is offered Dollar deposits, at or about 10:00 a.m., Boston time, two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of FNBB to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

     Eurodollar Rate  Loans.   Revolving Credit  Loans bearing  interest
calculated by reference to the Eurodollar Rate.

     Event of Default.  See (section)12.

     Existing Indebtedness.  See (section)8.1(f).

     Facility Fee.  See (section)2.2.

     Facility Fee Rate. For any date of determination, a percentage to be determined for such date based on the higher of the Parent's senior unsecured debt ratings as published by either (i) Moody's Investors Services, Inc. or (ii) Standard & Poor's Corporation on such date, in accordance with the schedule set forth below:


                 Rating           Facility Fee
               S&P/Moody's            Rate

             A/A2 or Higher           0.10%
                  A-/A3               0.10%
               BBB+/Baa 1            0.1250%
                BBB/Baa2              0.15%
                BBB-/Baa3            0.1875%
          Non Investment Grade
          or unrated by either        0.25%
              rating agency

     Fixed Charge Coverage Ratio. For any period, the ratio of (i) the result of
(A) Earnings Before Interest, Taxes, Depreciation and Amortization minus (B) Capital Expenditures, to (ii) the sum of (A) Consolidated Total Interest Expense (without duplication of any interest taken into account in the computation of the Fixed Charged Coverage Ratio in any prior period) plus (B) current maturities of long term Indebtedness due and payable during such period in accordance with generally accepted accounting principles, in each case for the Parent and its Subsidiaries on a consolidated basis for such period.

     FNBB.   The  First  National  Bank  of  Boston  in  its  individual capacity.

     generally accepted accounting principles. (i) When used in (sections)8.1 or 9, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(B) to the extent consistent with such principles, the accounting practice of the Parent reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (B) consistently applied with past financial statements of the Parent adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Guaranteed Obligations.  See (section)5.1.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of (section)3(2) of ERISA currently maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Hazardous Substances.  See (section)6.17(b).

     Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect, including, without limitation, Capitalized Lease obligations; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit, whether drawn or undrawn, to the extent not duplicative of the Indebtedness secured by such letters of credit.

     Interest Payment Date. (i) As to any Base Rate Loan, the fifteenth day of each calendar month and (ii) as to any Eurodollar Rate Loan in respect of which the Interest Period is (A) 3 months or less, the last day of such Interest Period, (B) more than 3 months but less than or equal to 6 months, the date that is 3 months from the first day of such Interest Period, and, in addition, the last day of such Interest Period and (C) more than 6 months, the date that is 3 months from the first day of such Interest Period, the date that is 6 months from the first day of such Interest Period, and, in addition, the last day of such Interest Period.

     Interest Period. With respect to each Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request
(A) for any Base Rate Loan, the last day of the calendar month and (B) for any Eurodollar Rate Loan, 1, 2, 3, 4, 5, or 6 months and, with the prior written consent of each of the Banks, 9 months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

     (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

     (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

     (c) if the Borrower shall fail to give notice as provided in (section)2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

     (d) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

     (e) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

     Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Loan Documents.  This Credit Agreement and the Notes.

     Loan Request.  See (section)2.6.

     Loans.  The Revolving Credit Loans.

     Majority Banks. As of any date, the Banks holding at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitutes at least fifty-one percent (51%) of the Total Commitment.

     Maturity Date.  August 31, 1999.

     Multiemployer Plan. Any multiemployer plan within the meaning of (section)3(37) of ERISA maintained or contributed to by any of the Borrower, the Parent or any ERISA Affiliate.

     Note Record.  A Record with respect to a Note.

     Notes.  See (section)2.4.

     Obligations. All indebtedness, obligations and liabilities of any of the Borrower, the Parent and any of their Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans or any of the Notes or other instruments at any time evidencing any thereof.

     Other Indebtedness.  See (section)8.1(h).

     outstanding.   With  respect to  the  Loans, the  aggregate  unpaid
principal thereof as of any date of determination.

     Parent.  As defined in the Preamble hereto.

     PBGC.    The  Pension  Benefit  Guaranty  Corporation   created  by
(section)4002 of ERISA and any successor entity or entities having similar responsibilities.

     Permitted Liens. Liens, security interests and other encumbrances permitted by (section)8.2.

     Person.     Any   individual,  corporation,   partnership,   trust,
unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Real Estate.   All real property  at any time  owned or leased  (as
lessee or sublessee) by any of the Borrower, the Parent or any of their Subsidiaries.

     Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

     Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to (section)2.

     Subsidiary. Any corporation, association, trust, partnership, joint venture, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

     Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

     Total Funded Debt. The principal amount of Indebtedness for borrowed money (including obligations under Capitalized Leases allocable to principal) of the Parent and its Subsidiaries on a consolidated basis.

     Type. As to any Revolving Credit Loan its nature as a Base Rate Loan or a Eurodollar Rate Loan.

     Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust, partnership, joint venture, or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     1.2.  Rules of Interpretation.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include", "includes" and "including" are not limiting.

          (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

          (h) Reference to a particular "(section)" refers to that section of this Credit Agreement unless otherwise indicated.

          (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                       2. THE REVOLVING CREDIT FACILITY.

     2.1.  Commitment to Lend.

     Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with (section)2.6, such sums as are requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in (section)10 and (section)11.1, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and (section)11.1, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

     2.2.  Facility Fee.

     The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a facility fee (the "Facility Fee") calculated at a rate per annum equal to the Facility Fee Rate determined as of the last day of the calendar quarter for which such Facility Fee is to be determined (or, in the case of Facility Fee payments to be made prior the last day of the calendar quarter, the Facility Fee Rate determined as of such date) on the average daily amount during such calendar quarter or portion thereof of the Total Commitment in effect during such calendar quarter. The Facility Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate.

     2.3.  Reduction of Total Commitment.

     The Borrower shall have the right at any time and from time to time upon ten (10) Business Days prior written notice to the Agent to reduce by $2,000,000 or integral multiples of $1,000,000 in excess thereof or terminate entirely the unborrowed portion of the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this (section)2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any Facility Fee then accrued on the amount of the reduction. No reduction of the Commitments may be reinstated.

     2.4.  The Notes.

     The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Note"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

     2.5.  Interest on Revolving Credit Loans.

     Except as otherwise provided in (section)4.11,

          (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Base Rate.

          (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

          (d) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

     2.6.  Requests for Revolving Credit Loans.

     The Borrower shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") (i) no later than 10 o'clock a.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan, and (ii) no less than three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (A) the principal amount of the Revolving Credit Loan requested,
(B) the proposed Drawdown Date of such Revolving Credit Loan, (C) the Interest Period for such Revolving Credit Loan and (D) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each such notice shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $2,000,000 or integral multiples of $1,000,000 in excess thereof.

     2.7.  Conversion Options.

          2.7.1. Conversion to Different Type of Revolving Credit Loan. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (i) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least two (2) Business Days prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such Eurodollar Loan; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least three (3) Eurodollar Business Days prior written notice of such election and (iii) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted as provided herein, provided that partial conversions shall be in an aggregate principal amount of $2,000,000 or integral multiples of $1,000,000 in excess thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

          2.7.2. Continuation of Type of Revolving Credit Loan. Any Revolving Credit Loans of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in (section)2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this (section)2.7 is scheduled to occur.

          2.7.3. Eurodollar Rate Loans. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000 or integral multiples of $100,000 in excess thereof.

     2.8.  Funds for Revolving Credit Loans.

          2.8.1.  Funding  Procedures.  Not later than 11 o'clock  a.m.  (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by (sections)10 and 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

          2.8.2. Advances by Agent. The Agent may, unless notified to the contrary by any Bank on or prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

              3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.

     3.1.  Maturity.

     The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest and fees thereon.

     3.2.  Mandatory Repayments of Revolving Credit Loans.

     If at any time the sum of the outstanding amount of the Revolving Credit Loans exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for application to the Revolving Credit Loans.

     3.3.  Optional Repayments of Revolving Credit Loans.

     The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that the full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this (section)3.3 may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least three (3) Business Days prior written notice, of any proposed repayment pursuant to this (section)3.3 of Base Rate Loans, and four (4) Eurodollar Business Days notice of any proposed repayment pursuant to this (section)3.3 of Eurodollar Rate Loans, in each case, specifying the proposed date of payment of Revolving Credit Loans and the principal amount to be paid. Each such partial prepayment of the Loans shall be in a minimum amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof, shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment and shall be applied first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                         4. CERTAIN GENERAL PROVISIONS.

     4.1.  Closing Fee.

     The Borrower agrees to pay to the Agent on the Closing Date a closing fee in the amount set forth in the letter agreement regarding certain fees dated as of August 4, 1994 between the Borrower, the Parent, and the Agent.

     4.2.  Agent's Fee.

     The Borrower shall pay to the Agent annually in advance, for the Agent's own account, on the Closing Date and on each anniversary of the Closing Date, an Agent's fee in the amount set forth in the letter agreement regarding certain fees dated as of August 4, 1994 between the Borrower, the Parent and the Agent.

     4.3.  Funds for Payments.

          4.3.1. Payments to Agent. All payments of principal, interest, Facility Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

          4.3.2. No Offset, etc. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

     4.4.  Computations.

     All computations of interest on the Loans and of the Facility Fee and all other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Note Records from time to time shall be considered correct and binding on the Borrower unless within fifteen (15) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrower to the contrary.

     4.5.  Inability to Determine Eurodollar Rate.

     In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (i) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (iii) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

     4.6.  Illegality.

     Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (i) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (ii) such Bank's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this (section)4.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder.

     4.7.  Additional Costs, etc.

     If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or the other Loan Documents, or

          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

          (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing clauses (a) through (d) is:

          (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment, or

          (ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Loans, or

          (iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, no later than fifteen (15) days after demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum.

     4.8.  Capital Adequacy.

     If after the date hereof any Bank or the Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's on the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the then applicable interest rate, the Borrower agrees to pay such Bank or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Agent of a certificate in accordance with (section)4.9 hereof. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

     4.9.  Certificate.

     A certificate setting forth any additional amounts payable pursuant to (sections)4.7 or 4.8 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

     4.10.  Indemnity.

     The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (ii) default by the Borrower in making a borrowing after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with (sections)2.6 or 2.7 or (iii) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

     4.11.  Interest on Overdue Amounts.

     Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

                                  5. GUARANTY.

     5.1.  Guaranty.

     For value received and hereby acknowledged and as an inducement to the Banks to make the Loans available to the Borrower, the Parent hereby unconditionally and irrevocably guarantees (i) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing hereunder and under the Notes and the other Loan Documents, whether for principal, interest, fees, expenses, or otherwise, (ii) the strict performance and observance by the Borrower of its obligations under this Credit Agreement and the other Loan Documents and of all agreements, warranties and covenants applicable to the Borrower in this Credit Agreement; and (iii) the strict performance of all such obligations under this Credit Agreement and the other Loan Documents which would become due but for the operation of the automatic stay pursuant to (section) 362(a) of the United States Bankruptcy Code and the operation of (sections) 502(b) and 506(c) of the United States Bankruptcy Code (such obligations collectively being the "Guaranteed Obligations").

     5.2.  Guaranty Absolute.

     The Parent guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms hereof and of the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Banks with respect thereto. The liability of the Parent under this (section)5 with regard to the Guaranteed Obligations of the Borrower shall be absolute and unconditional irrespective of:

          (i) any lack of validity or enforceability of this Credit Agreement with respect to the Borrower (with regard to such Guaranteed Obligations), the Notes of the Borrower, the Loan Documents, or any other agreement or instrument relating thereto;

          (ii) any change in the time of, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations of the Borrower or any other amendment or waiver of or any consent to departure from this Credit Agreement (with regard to such Guaranteed Obligations) or the Notes of the Borrower;

          (iii) any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations of the Borrower;

          (iv) any change in ownership of the Borrower;

          (v) any acceptance of any partial payment(s) from the Borrower; or

          (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of its Guaranteed Obligations.

     The obligations of the Parent contained in this (section)5 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Banks upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

     5.3.  Effectiveness; Enforcement.

     The guaranty obligations of the Parent under this (section)5 shall be effective and shall be deemed to be made with respect to each Loan made to the Borrower as of the time it is made. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of the Borrower, and no defect in or insufficiency or want of powers of the Borrower or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against such guaranty. The agreements of the Parent contained in this (section)5 constitute a continuing guaranty and shall (i) survive any termination of this Credit Agreement and (ii) remain in full force and effect until payment in full of, and performance of all Guaranteed Obligations and all other amounts payable under this (section)5. The agreements of the Parent contained in this (section)5 are made for the benefit of the Banks and their successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of the Banks first to exercise any rights against the Borrower or to exhaust any remedies available to them against the Borrower or to resort to any other source or means of obtaining payment of any of the said obligations or to elect any other remedy.

     5.4.  Waivers.

     To the fullest extent permitted by law, the Parent hereby irrevocably waives promptness, diligence, presentment, demand, protest notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this (section)5 and any requirement that the Banks protect, secure, perfect or otherwise take action to ensure any security interest or lien on any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral. The Parent also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

     5.5.  Subrogation Waiver.

     Notwithstanding any term contained herein to the contrary, the Parent hereby waives all rights of subrogation, reimbursement, restitution, contribution or indemnity against the Borrower, and will not prove any claim in competition with the Agent or the Banks in respect of any payment hereunder in any bankruptcy, insolvency, or reorganization case or proceedings of any nature.

                       6. REPRESENTATIONS AND WARRANTIES.

     Each of the Borrower and the Parent represents and warrants to the Banks and the Agent as follows:

     6.1.  Corporate Authority.

          6.1.1. Incorporation; Good Standing. (i) Each of the Borrower and the Parent is a corporation, and each of their Subsidiaries is a corporation, partnership or joint venture, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) each of the Borrower, the Parent and their Subsidiaries (a) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (b) is in good standing and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of any of the Borrower or the Parent individually, or the Borrower, the Parent and their Subsidiaries taken as a whole.

          6.1.2. Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower, the Parent or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrower, the Parent or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrower, the Parent or any of their Subsidiaries and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, any of the Borrower, the Parent or any of their Subsidiaries or any of their respective properties.

          6.1.3. Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower, the Parent or any of their Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     6.2. Governmental Approvals.

     The execution, delivery and performance by the Borrower, the Parent and any of their Subsidiaries of this Credit Agreement and the other Loan Documents to which such Person is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than (i) those already obtained, and
(ii) filings with the Securities and Exchange Commission to be made on or prior to September 30, 1994.

     6.3.  Title to Properties; Leases.

     Except as indicated on Schedule 6.3 hereto, the Borrower, the Parent and their Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Parent and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date and other dispositions permitted pursuant to (section)8.5.2 hereof), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     6.4.  Financial Statements.

     There has been furnished to the Agent a consolidated balance sheet of the Parent and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income for the fiscal year then ended, certified by the Parent's independent certified public accountants. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present in all material respects the financial condition of the Parent and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of any of the Borrower, the Parent or any of their Subsidiaries as of such date involving material amounts, known to the officers of the Borrower or the Parent not disclosed in said balance sheet and the related notes thereto.

     6.5.  No Material Changes, etc.

     As of the Closing Date and the first Drawdown Date, there has occurred no materially adverse change in the financial condition or business of any of the Borrower, the Parent or their Subsidiaries as shown on or reflected in the consolidated balance sheet of the Parent and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or the Parent, or of the Parent and its Subsidiaries taken as a whole. Since the Balance Sheet Date and prior to the Closing Date, neither the Borrower nor the Parent has made any Distribution other than a dividend declared by the Parent in July 1994.

     6.6.  Franchises, Patents, Copyrights, etc.

     Each of the Borrower, the Parent and their Subsidiaries possesses all material franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

     6.7.  Litigation.

     Except as provided in Schedule 6.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against any of the Borrower, the Parent or any of their Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower, the Parent and their Subsidiaries taken as a whole or materially impair the right of the Borrower, the Parent and their Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or for which adequate reserves are not maintained on the consolidated balance sheet of the Parent and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

     6.8.  No Materially Adverse Contracts, etc.

     Neither the Borrower nor the Parent nor any of their Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of any of the Borrower, the Parent or any of their Subsidiaries. Neither the Borrower nor the Parent nor any of their Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's or the Parent's officers, to have any materially adverse effect on the business of any of the Borrower, the Parent or any of their Subsidiaries.

     6.9.  Compliance With Other Instruments, Laws, etc.

     Neither the Borrower nor the Parent nor any of their Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could materially adversely affect the financial condition, properties or business of any of the Borrower, the Parent or the Parent and its Subsidiaries taken as a whole.

     6.10.  Tax Status.

     Each of the Borrower, the Parent and their Subsidiaries (i) has made or filed all material federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject,
(ii) has paid all material taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (iii) has set aside on its books provisions reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the respective officers of each of the Borrower and the Parent know of no basis for any such claim.

     6.11.  No Event of Default.

     No Default or Event of Default has occurred and is continuing.

     6.12.  Holding Company and Investment Company Acts.

     Neither the Borrower nor the Parent nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     6.13.  Absence of Financing Statements, etc.

     Except with respect to Permitted  Liens and except as set forth on Schedule
6.13 attached hereto, as of the Closing Date in respect of all active domestic operations of the Borrower and the Parent there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any of the Borrower, the Parent or any of their Subsidiaries or rights relating thereto which would have a material adverse effect on the business, assets, property or financial condition of any of the Borrower, the Parent or any of their Subsidiaries.

     6.14.  Certain Transactions.

     Except for arm's length transactions pursuant to which the Borrower, the Parent or any of their Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than such Person could obtain from third parties and except for payment of certain legal fees of a voting trust for the Horne family stock, and payment of expenses for preparation of tax returns of certain officers and directors of the Parent and its Subsidiaries and other transactions between the Borrower and the Parent or any of their Subsidiaries deemed by management of the Borrower and the Parent in good faith to be beneficial to the Borrower and the Parent, none of the officers, directors, employees or Affiliates of any of the Borrower, the Parent or any of their Subsidiaries is presently a party to any transaction with any of the Borrower, the Parent or any of their Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, Affiliate or any such employee or, to the knowledge of the Borrower or the Parent or any of their Subsidiaries, any corporation, partnership, trust or other entity in which any officer, director, Affiliate or any such employee has a substantial interest or is an officer, director, trustee or partner.

     6.15.  Employee Benefit Plans.

          6.15.1. In General. Except for the Jameco Industries, Inc. Pension Plan, each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. Each of the Borrower and the Parent has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under (section)103(d) of ERISA, with respect to each Guaranteed Pension Plan.

          6.15.2. Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of (section)3(1) or (section)3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Subtitle B Part 6 of ERISA). Each of the Borrower, the Parent or an ERISA Affiliate thereof, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower, the Parent or such ERISA Affiliate, as the case may be, without liability to any Person other than those liabilities relating to events occurring prior to termination.

          6.15.3. Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of (section)302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any of the Borrower, the Parent or any ERISA Affiliate thereof with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all Guaranteed Pension Plans within the meaning of (section)4001 of ERISA did not exceed the aggregate value of the assets of all Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $2,500,000.

          6.15.4. Multiemployer Plans. Neither the Borrower nor the Parent nor any ERISA Affiliate thereof has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under (section)4201 of ERISA or as a result of a sale of assets described in (section)4204 of ERISA. Neither the Borrower nor the Parent nor any ERISA Affiliate thereof has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of (section)4241 or (section)4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under (section)4041A of ERISA.

     6.16.  Regulations U and X.

     The proceeds of the Loans shall be used for working capital and general corporate purposes of the Borrower, the Parent and their Subsidiaries, including acquisitions permitted by (section)8.5.1 hereof. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     6.17.  Environmental Compliance.

     Except as set forth on Schedule 6.17 attached hereto, each of Borrower and the Parent has taken all commercially reasonable steps (determined as of the time of investigation) to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that:

          (a) neither the Borrower nor the Parent nor any of their Subsidiaries nor any operation on the Real Estate is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation could reasonably be expected to have a material adverse effect on the environment or the business, assets or financial condition of the Borrower, the Parent and their Subsidiaries taken as a whole;

          (b) neither the Borrower nor the Parent nor any of their Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B;
     (ii) that any hazardous waste, as defined by 42 U.S.C. (section)6903(5), any hazardous substances as defined by 42 U.S.C. (section)9601(14), any pollutant or contaminant as defined by 42 U.S.C. (section)9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any of the Borrower, the Parent or any of their Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances, liability for which could reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower, the Parent and their Subsidiaries, taken as a whole;

          (c) (i) to the best of the Borrower's, the Parent's and their Subsidiaries' knowledge, no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in material compliance with applicable Environmental Laws; (ii) in the course of any activities conducted by any of the Borrower, the Parent, any of their Subsidiaries or to the best knowledge of the executive officers of the Borrower or the Parent without independent investigation, operators of their properties, no Hazardous Substances have been generated or are being used on the Real Estate except in material compliance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of any of the Borrower, the Parent or any of their Subsidiaries, which releases or threatened releases could reasonably be expected have a material adverse effect on the value of any of the Real Estate or adjacent properties; (iv) to the best of the Borrower's and the Parent's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been managed or disposed of in material compliance with applicable Environmental Laws, and, to the best of the Borrower's, the Parent's, and their Subsidiaries' knowledge, without independent investigation, the transporters and facilities utilized by the Parent, the Borrower, or any of their Subsidiaries to transport or dispose of such Person's Hazardous Substances have not failed to operate in compliance with any permits authorizing such activities and are not in material violation of any applicable Environmental Laws; and

          (d) neither the Borrower nor the Parent nor any of their Subsidiaries nor any of the Real Estate is subject, by virtue of the transactions set forth herein and contemplated hereby, to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement.

     6.18.  Subsidiaries, etc.

     Schedule 6.18 sets forth all of the Subsidiaries of each of the Parent and the Borrower. Except as set forth on Schedule 6.18 hereto, neither the Borrower nor the Parent nor any of their Subsidiaries is engaged in any joint venture or partnership with any other person.

       7.  AFFIRMATIVE COVENANTS OF THE BORROWER AND THE PARENT.

     Each of Borrower and the Parent covenants and agrees that, so long as any Obligation or Note is outstanding or any Bank has any obligation to make any
Loans:

     7.1.  Punctual Payment.

     Each of the Borrower and the Parent will duly and punctually pay or cause to be paid the principal and interest on the Loans and the Facility Fee and Agent's fee provided for in this Credit Agreement, all in accordance with the terms of this Credit Agreement and the Notes.

     7.2.  Maintenance of Office.

     The Borrower and the Parent will each maintain its chief executive office in Wilmington, Delaware and North Andover, Massachusetts, respectively, or at such other place in the United States of America as such Person shall designate upon written notice to the Agent, where notices, presentations and demands to or upon such Person in respect of the Loan Documents may be given or made.

     7.3.  Records and Accounts.

     Each of the Borrower and the Parent will (i) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, all in accordance with generally accepted accounting principles.

     7.4.  Financial Statements, Certificates and Information.

     Each of the  Borrower  and the  Parent  will  deliver  to the Agent and the
Banks:

          (a) as soon as  practicable,  but in any event not later  than  ninety
     (90) days after the end of each fiscal year of the Parent, the consolidated balance sheet of the Parent and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Ernst & Young or any other of the six largest firms of independent certified public accountants located in the United States, together with a written statement from such accountants to the effect that they have read the covenants set forth in (sections)8.1(h), 8.3(i) and (j) and 9 of this Credit Agreement and the relevant definitions and provisions applicable thereto, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

          (b) as soon as practicable, but in any event not later than forty-five
     (45) days after the end of each of the fiscal quarters of the Parent (other than the fourth fiscal quarter of each fiscal year), copies of the unaudited consolidated balance sheet of the Parent and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Parent's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles (subject to customary exceptions for interim financial statements), together with a certification by the principal financial or accounting officer of the Parent that the information contained in such financial statements fairly presents the financial position of the Parent and its Subsidiaries on the date thereof (subject to year-end adjustments);

          (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of each of the Borrower and the Parent in substantially the form of Exhibit C hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in (section)9 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

          (d) promptly following the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent generally to the stockholders of the Borrower; and

          (e) from time to time such other financial data and information (including accountants' management letters) as the Agent or any Bank may reasonably request.

     7.5.  Notices.

     7.5.1.  Defaults.

     The Borrower will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which any of the Borrower, the Parent or any of their Subsidiaries is a party or obligor, whether as principal or surety, the Borrower shall forthwith give written notice thereof to each of the Banks, describing the notice or action and the nature of the claimed default.

     7.5.2.  Environmental Events.

     Each of the Borrower and the Parent will, and will cause each of its Subsidiaries to, promptly give notice to the Agent (i) of any violation of any Environmental Law that any of the Borrower, the Parent or any of their Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower, the Parent and their Subsidiaries, taken as a whole.

     7.5.3.  Notice of Litigation and Judgments.

     Each of the Borrower and the Parent will, and will cause each of its Subsidiaries to, give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Borrower, the Parent or any of their Subsidiaries or to which any of the Borrower, the Parent or any of their Subsidiaries is or becomes a party involving an uninsured claim against any of the Borrower, the Parent or any of their Subsidiaries that could reasonably be expected to have a materially adverse effect on any of the Borrower, the Parent or any of their Subsidiaries and stating the nature and status of such litigation or proceedings. Each of the Borrower and the Parent will, and will cause each of their Subsidiaries to, give notice to the Agent, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against any of the Borrower, the Parent or any of their Subsidiaries in an amount in excess of $5,000,000.

     7.6.  Corporate Existence; Maintenance of Properties.

     Each of the Borrower and the Parent will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries, except as otherwise permitted by (section)8.5.1. Each of the Borrower and the Parent (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower or the Parent may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the principal lines of business now conducted by them and in similar or related businesses; provided that nothing in this (section)7.6 shall prevent the Borrower or the Parent from discontinuing the operation and maintenance of any of its properties or those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower or the Parent, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower, the Parent and their Subsidiaries.

     7.7.  Insurance.

     Each of the Borrower and the Parent will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

     7.8.  Taxes.

     Each of the Borrower and the Parent will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all material taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions that in the aggregate are not material to the business or assets of any of the Borrower, the Parent or any of their Subsidiaries on an individual basis or of the Borrower, the Parent and their Subsidiaries on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all material claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or the Parent or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower, the Parent and each of their Subsidiaries will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

     7.9.  Inspection of Properties and Books, etc.

          7.9.1. General. Each of the Borrower and the Parent shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or the Parent or any of their Subsidiaries to examine the books of account and other records (to the extent not confidential, and if any of such materials are confidential, subject to the Agent's ability to discuss with representatives of the Borrower, the Parent and their Subsidiaries and their professional advisors the matters covered by such confidential material) of any of the Borrower, the Parent and their Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower, the Parent and their Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals during regular business hours as the Agent or any Bank may reasonably request.

          7.9.2. Communication with Accountants. Each of the Borrower and the Parent authorizes the Agent and the Banks (i) to obtain from the Borrower's, the Parent's and their Subsidiaries' independent certified public accountants copies of any and all accountants' management letters prepared with respect to the Borrower, the Parent or any of their Subsidiaries, (ii) to communicate directly with such accountants with regard to matters disclosed in such management letters, and (iii) with the consent of the Borrower or the Parent, which consent shall not be unreasonably withheld or delayed, to communicate directly with such accountants with regard to all other matters concerning the business, financial condition and other affairs of any of the Borrower, the Parent or any of their Subsidiaries, provided that after the occurrence and during the continuance of a Default or an Event of Default, no such consent shall be required. Each of the Borrower, the Parent and their Subsidiaries hereby authorize and direct such accountants to disclose to the Agent and the Banks all such management letters and any and all additional financial statements and supporting financial documents and schedules with respect to the business, financial condition and other affairs of any of the Borrower, the Parent or any of their Subsidiaries in connection with such communications. At the request of the Agent, the Borrower, the Parent or the appropriate Subsidiary shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this (section)7.9.2.

     7.10.  Compliance with Laws, Contracts, Licenses, and Permits.

     Each of the Borrower and the Parent will, and will cause each of its Subsidiaries to, comply with (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its charter documents and by-laws, (iii) all agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders, and judgments, except where non-compliance could not have a materially adverse effect on the business, assets or financial condition of any of the Borrower or the Parent individually, or the Parent and its Subsidiaries taken as a whole. If at any time while any Loan or Note is outstanding or any Bank has any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or the Parent may fulfill any of its obligations hereunder, the Borrower or, as the case may be, the Parent will immediately take or cause to be taken all reasonable steps within the power of such Person to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

     7.11.  Employee Benefit Plans.

     Each of the Borrower and the Parent will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under (section)103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under (sections)302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under (sections)4041A, 4202, 4219, 4242, or 4245 of ERISA.

     7.12.  Use of Proceeds.

     The Borrower, the Parent and their Subsidiaries will use the proceeds of the Loans solely for working capital and general corporate purposes, including acquisitions permitted by (section)8.5.1.

     7.13.  Further Assurances.

     Each of the Borrower and the Parent will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

     8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND THE PARENT.

     Each of the Borrower and the Parent covenants and agrees that, so long as any Obligations or Note is outstanding or any Bank has any obligation to make any Loans:

     8.1.  Restrictions on Indebtedness.

     Neither Borrower nor the Parent will, nor will they permit any of their Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

          (b) current liabilities of the Borrower, the Parent or their Subsidiaries incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services, and any letters of credit issued for the account of the Borrower, the Parent or any of their Subsidiaries in support of such permitted current liabilities;

          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of (section)7.8;

          (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower, the Parent or the applicable Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (f) Indebtedness existing on the date of this Credit Agreement and listed and described on Schedule 8.1 hereto ("Existing Indebtedness"), and any refinancings of Existing Indebtedness, provided that at no time shall the sum of (i) the aggregate principal amount of Existing Indebtedness remaining outstanding at such time plus (ii) the aggregate principal amount of Indebtedness in respect of such refinancings at such time exceed the aggregate principal amount of Existing Indebtedness on the Closing Date;

          (g) Indebtedness of the Borrower or the Parent to any Subsidiary of the Borrower or the Parent, and Indebtedness of any Subsidiary of the Borrower or the Parent to the Borrower or the Parent or any other Subsidiary of the Borrower or the Parent;

          (h) other Indebtedness for borrowed money and credit received (including Capitalized Leases, letters of credit issued for the account of the Borrower, the Parent or any of their Subsidiaries, and Indebtedness incurred pursuant to the sale and leaseback of any property permitted by the provisions of (section)8.6 hereof), provided that at no time shall the aggregate amount of such Indebtedness exceed 10% of the Consolidated Total Assets of the Parent and its Subsidiaries determined as of the last day of the fiscal year of the Parent most recently ended (such Indebtedness permitted by this subsection (h), "Other Indebtedness"); and

          (i) (a) in addition to, or in combination with, Indebtedness permitted by clause (h) of this (section)8.1, with respect to any Subsidiary acquired by the Borrower, the Parent or any of their Subsidiaries after the Closing Date, Indebtedness of such newly acquired Subsidiary in existence as of the date of such acquisition, provided that such Indebtedness is not incurred in contemplation of such acquisition, and any guaranties of such Indebtedness issued by the Borrower, the Parent or any of its Subsidiaries, including without limitation, with respect to any indemnities for environmental, employee benefit, tax, litigation and similar liabilities, but excluding the acquisition price of such Subsidiary; provided that at no time shall the outstanding aggregate amount of such Indebtedness (excluding, to the extent duplicative, such guaranties) exceed $10,000,000, and (b) with respect to any Subsidiary acquired or to be acquired after the Closing Date, guaranties by the Parent of the acquisition price of such new Subsidiary which price shall not include any of the obligations contemplated by clause (a) above.

     8.2.  Restrictions on Liens.

     Neither the Borrower nor the Parent, will, nor will they permit any of their Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower, the Parent and any Subsidiary of the Borrower or the Parent may create or incur or suffer to be created or incurred or to exist:

          (a) liens in favor of the Borrower or the Parent on all or part of the assets of Subsidiaries of the Borrower or the Parent securing Indebtedness owing by Subsidiaries of the Borrower or the Parent to the Borrower or the Parent, as the case may be;

          (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

          (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations, or deposits to secure the performance of tenders, bids and other contracts (other than for the payment of borrowed money) arising in the ordinary course of business;

          (d) liens in respect of the interest of lessors under leases of real property;

          (e) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by (section)8.1(d);

          (f) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

          (g) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower, the Parent or any of their Subsidiaries is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower or the Parent interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, the Parent and their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower, the Parent or any of their Subsidiaries individually or of the Borrower, the Parent and their Subsidiaries on a consolidated basis;

          (h) presently outstanding liens listed on Schedule 8.2 hereto, and liens to secure refinancings of Existing Indebtedness secured by presently outstanding liens to the extent and up to the amount that the refinanced Existing Indebtedness was secured; provided that the refinancing of such Existing Indebtedness is permitted by the provisions of (section)8.1(f) hereof; and

     (i)  liens securing Other Indebtedness.

     8.3.  Restrictions on Investments.

     Each of the Borrower and the Parent will not, and will not permit any of their Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

          (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower, the Parent or the applicable Subsidiary;

          (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

          (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's; or other debt securities issued by such a corporation that at the time of purchase have been rated and the ratings for which are not less than "A" if rated by either Moody's Investors Services, Inc. or Standard and Poor's Corporation;

          (d) obligations issued by (i) any state of the United States of America or (ii) any political subdivision of any such state or any public instrumentality thereof which are rated and the ratings for which are not less than "Aaa" if rated by Moody's Investors Services, Inc. or "AAA" if rated by Standard & Poor's Corporation;

          (e) Investments in shares of any so-called "money market fund" provided that such fund is registered under the Investment Company Act of 1940, has net assets of at least $100,000,000, has an investment portfolio with an average maturity of 365 days or less and is not considered to be a "high-yield" fund;

          (f) Investments existing on the date hereof and listed on Schedule 8.3 hereto;

          (g)   Investments   with   respect  to   Indebtedness   permitted   by
     (section)8.1(g) so long as the applicable Subsidiaries remain Subsidiaries of the Borrower or the Parent, as the case may be;

          (h) Investments consisting of the guaranty by the Parent of the Obligations hereunder, or Investments by the Borrower or the Parent in their Subsidiaries;

          (i) Investments consisting of (A) loans and advances to employees for entertainment, travel and other similar expenses in the ordinary course of business not to exceed $200,000 in the aggregate at any time outstanding,
     (B) loans to employees of the Parent, pursuant to the terms of the Parent's non-qualified stock option plan, secured by pledges of the stock of the Parent owned by such employee, not to exceed $1,000,000 in the aggregate at any time outstanding and (C) loans and advances to employees for moving or relocation expenses not to exceed $1,000,000 in the aggregate at any time outstanding;

          (j) Investments (i) in joint ventures in lines of business that are similar or related to a line of business in which the Borrower, the Parent, or any of their Subsidiaries is then engaged, not to exceed $25,000,000 in the aggregate at any time, and (ii) if the Parent shall own, at any time, less than a majority (by number of votes) of the outstanding Voting Stock of Tianjin Tanggu Watts Valve Company Ltd., by the Parent in Tianjin Tanggu Watts Valve Company Ltd. not to exceed $10,000,000 in the aggregate plus the amount of any unutilized portion of the $25,000,000 in Investments otherwise permitted by this clause (j) at any time thereafter;

          (k)   Investments  in  stock  or  asset   acquisitions   permitted  by
     (section)8.5.1 hereof.

     8.4.  Distributions.

     The Borrower will not make any Distributions unless both immediately before and immediately after such Distribution, no Default or Event of Default has occurred or is continuing.

     8.5.  Merger, Consolidation.

     8.5.1.  Mergers and Acquisitions.

     Neither the Borrower nor the Parent will, nor will they permit any of their Subsidiaries to,

          (a) become a party to any merger or consolidation with any other party, unless (i) such other party is in a line of business that is similar or related to a line of business in which the Borrower, the Parent, or any of their Subsidiaries is then engaged, (ii) the survivor of such merger or consolidation is the Borrower, the Parent or a Subsidiary of the Parent which is a corporation organized and existing under the laws of the United States or a state thereof, provided that each of the Borrower and the Parent shall survive any merger or consolidation to which it is a party, and (iii) immediately following such merger or consolidation no Default or Event of Default has occurred or is continuing; or

          (b) agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) unless (i) the business being so acquired is in a line of business that is similar or related to a line of business in which the Borrower, the Parent, or any of their Subsidiaries is then engaged, (ii) except to the extent permitted by (section)8.3(j), the business being so acquired will be run as part of the Parent or a Subsidiary of the Parent, and (iii) immediately following such acquisition no Default or Event of Default has occurred or is continuing.

     8.5.2.  Disposition of Assets.

     Neither the Borrower nor the Parent will, nor will they permit any of their Subsidiaries to, become a party to or agree to or effect any disposition of assets (including capital stock), other than (i) the sale of inventory and obsolete equipment in the ordinary course of business, consistent with past practices, or (ii) prior to the occurrence of a Default or Event of Default, the disposition or sale of assets, in one or more arms-length transactions, having a cumulative aggregate sales price not to exceed (A) in any fiscal year of the Parent, $70,000,000, and (B) in the aggregate from the Closing Date,
$100,000,000; provided that, the value as of the date of disposition of any non-cash assets received by the Borrower, the Parent or any Subsidiary in payment of any portion of the purchase price shall be equal to the fair market value of such assets.

     8.6.  Sale and Leaseback.

     Neither the Borrower nor the Parent will, nor will they permit any of their Subsidiaries to, enter into any arrangement, directly or indirectly, whereby any of the Borrower, the Parent or any of their Subsidiaries shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that such Person intends to use for substantially the same purpose as the property being sold or transferred ("Sale and Leaseback Arrangements"), other than, so long as no Default or Event of Default shall have occurred and be continuing, Sale and Leaseback Arrangements with respect to property, the net book value of which determined on a cumulative basis from the Closing Date, shall not exceed $5,000,000 in the aggregate.

     8.7.  Compliance with Environmental Laws.

     Neither the Borrower nor the Parent will, nor will they permit any of their Subsidiaries to, (i) (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances except in material compliance with all Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in compliance with all Environmental Laws, or (c) generate any Hazardous Substances on any of the Real Estate except in compliance with all Environmental Laws, unless non-compliance could not have a materially adverse effect on the business, assets or financial condition of any of the Borrower or the Parent individually, or the Parent and its Subsidiaries taken as a whole, or (ii) (a) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or properties in the vicinity thereof in violation of any Environmental Laws, or (b) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law in any material respect or bring such Real Estate in material violation of any Environmental Law, unless such violation could not have a materially adverse effect on the business, assets or financial condition of any of the Borrower or the Parent individually, or the Parent and its Subsidiaries taken as a whole.

     8.8.  Employee Benefit Plans.

     Neither the Borrower, the Parent nor any ERISA Affiliate thereof will:

          (a) engage in any "prohibited transaction" within the meaning of (section)406 of ERISA or (section)4975 of the Code which could result in a material liability for any of the Borrower, the Parent or any of their Subsidiaries; or

          (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in (section)302 of ERISA, whether or not such deficiency is or may be waived; or

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a material lien or material encumbrance on the assets of the Borrower, the Parent or any of their Subsidiaries pursuant to (section)302(f) or (section)4068 of ERISA; or

          (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of (section)4001 of ERISA) of all Guaranteed Pension Plans exceeding by more than $2,500,000 the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

     8.9.  Certain Transactions.

     Except for arm's length transactions pursuant to which the Borrower, the Parent or any of their Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than such Person could obtain from third parties and except for payment of certain legal fees of a voting trust for the Horne family stock, and payment of expenses for preparation of tax returns of certain officers and directors of the Parent and its Subsidiaries and other transactions between the Borrower and the Parent or any of their Subsidiaries deemed by management of the Borrower and the Parent in good faith to be beneficial to the Borrower and the Parent, neither the Borrower nor the Parent will, nor will they permit any of their Subsidiaries to, enter into any transaction with any officer, director, employee or Affiliate of any of the Borrower, the Parent or any of their Subsidiaries (other than for service as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or Affiliate or, any corporation, partnership, trust or other entity in which any such officer, director, employee or Affiliate has a substantial interest or is an officer, director, trustee or partner.

        9.  FINANCIAL COVENANTS OF THE BORROWER AND THE PARENT.

     9.1.  Fixed Charge Coverage Ratio.

     Neither the Borrower nor the Parent will permit the Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Parent to be less than 3.00:1.00.

     9.2.  Leverage Ratio.

     Neither the Borrower nor the Parent will permit the ratio of (i) Total Funded Debt to (ii) the sum of (A) Total Funded Debt plus (B) Consolidated Net Worth, to exceed 0.40:1.00 at any time.

     9.3.  Consolidated Tangible Net Worth.

     Neither the Borrower nor the Parent will permit at any time Consolidated Tangible Net Worth to be less than the sum of $220,000,000 plus an amount equal to, on a cumulative basis, 50% of positive Consolidated Net Income for each prior complete fiscal year of the Parent subsequent to the fiscal year ended on the Balance Sheet Date.

                            10. CLOSING CONDITIONS.

     The obligations of the Banks to make the initial Revolving Credit Loans shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

     10.1.  Loan Documents.

     Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

     10.2.  Certified Copies of Charter Documents.

     Each of the Banks shall have received from each of the Borrower and the Parent, (i) a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date and (ii) a certificate of good standing certified by the Secretary of State of the jurisdiction in which it is incorporated and each state in which it is qualified to do business as a foreign corporation.

     10.3.  Corporate Action.

     All corporate action necessary for the valid execution, delivery and performance by each of the Borrower and the Parent of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

     10.4.  Incumbency Certificate.

     Each of the Banks shall have received from each of the Borrower and the Parent an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party; (ii) in the case of the Borrower, to make Loan Requests and Conversion Requests; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

     10.5.  Opinion of Counsel.

     Each of the Banks and the Agent shall have received a favorable opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent and substantially in the form of Exhibit D hereof, from Goodwin, Procter & Hoar, counsel to the Borrower and the Parent, and each of the Borrower and the Parent instruct Goodwin, Procter & Hoar to deliver such opinion to the Banks and the Agent.

     10.6.  Proceedings and Documents.

     All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

     10.7.  Payment of Fees.

     The Borrower shall have paid to the Agent the closing fee and the Agent's fee pursuant to (sections)4.1 and 4.2, and all fees, expenses and disbursements of the Agent's Special Counsel accrued prior to the Closing Date.

                       11. CONDITIONS TO ALL BORROWINGS.

     The obligations of the Banks to make any Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

     11.1.  Representations True; No Event of Default.

     Each of the representations and warranties of any of the Borrower, the Parent and any of their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the business, assets or financial condition of the Borrower or the Parent, individually or the Parent and its Subsidiaries taken as a whole, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Agent shall have received a certificate from each of the Borrower and the Parent signed by an authorized officer of such Person to such effect.

     11.2.  No Legal Impediment.

     No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan.

     11.3.  Governmental Regulation.

     Each Bank shall have received from the Borrower, the Parent or any regulatory authority such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

               12.  EVENTS OF DEFAULT; ACCELERATION; ETC.

     12.1.  Events of Default and Acceleration.

     If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower shall fail to pay any interest on the Loans, the Facility Fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents, within five (5) days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) the Borrower or the Parent shall fail to comply with any of their covenants contained in (sections)7 (other than (sections)7.2, 7.7, 7.10 and 7.11), 8 or 9;

          (d) the Borrower or the Parent or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this (section)12) for thirty (30) days after written notice of such failure has been given to the Borrower by the Agent;

          (e) any representation or warranty of the Borrower or the Parent or any of their Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (f) any of the Borrower, the Parent or any of their Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation (including any guaranties thereof) in respect of borrowed money or credit received (including letters of credit issued for the account of the Borrower, the Parent or any of its Subsidiaries) or in respect of any Capitalized Leases in excess of $10,000,000 in the aggregate, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in excess of $10,000,000 in the aggregate, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

          (g) any of the Borrower, the Parent or any of their Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrower, the Parent or any of their Subsidiaries or of any substantial part of the assets of any of the Borrower, the Parent or any of their Subsidiaries or shall commence any case or other proceeding relating to any of the Borrower, the Parent or any of their Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any of the Borrower, the Parent or any of their Subsidiaries and any of the Borrower, the Parent or any of their Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

          (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Borrower, the Parent or any of their Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of the Borrower, the Parent or any of their Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against any of the Borrower, the Parent or any of their Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower, the Parent and any of their Subsidiaries exceeds in the aggregate $5,000,000;

          (j) (i) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or (ii) any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of (A) the Borrower, the Parent or any of their Subsidiaries party thereto, or (B) any of the Horne family stockholders, or
     (C) any other stockholder if such action, suit or proceeding has not been dismissed or withdrawn within sixty (60) days of the commencement thereof, or (iii) any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any of the Borrower, the Parent or any of their Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

          (l) any of the Borrower, the Parent or any of their Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days; or

          (m) the Parent shall cease to own, directly or indirectly, 100% of the capital stock of the Borrower; or Timothy P. Horne and members of the Horne family (or any trusts or similar entities established for the benefit of members of the Horne family) shall at any time cease to own, legally or beneficially, at least fifty-one percent (51%) (by number of votes) of the Voting Stock of the Parent; or, during any period of twelve consecutive calendar months, individuals who were directors or who were elected by the members of the board of directors of the Parent on the first day of such period shall cease to constitute a majority of the board of directors of the Parent.

     then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and the Parent; provided that in the event of any Event of Default specified in (sections)12.1(g) or 12.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

     12.2.  Termination of Commitments.

     If any one or more of the Events of Default specified in (sections)12.1(g) or 12.1(h) shall occur, the Total Commitment shall forthwith terminate and each of the Banks shall be relieved of all obligations to make Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the Total Commitment, and upon such notice being given the Total Commitment shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans. If any such notice is given to the Borrower, the Agent will forthwith furnish a copy thereof to each of the Banks. No termination of the credit hereunder shall relieve the Borrower or the Parent of any of the Obligations or any of their existing obligations to any of the Banks arising under other agreements or instruments.

     12.3.  Remedies.

     In case any one or more of the Events of Default shall have occurred and be continuing, each Bank, if owed any amount with respect to the Loans, may, (i) prior to acceleration of the maturity of the Loans pursuant to (section)12.1, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, (ii) following acceleration of the maturity of the Loans pursuant to (section)12.1, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     12.4.  Distribution of Proceeds.

     In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any of the Loan Documents such monies shall be distributed for application as follows:

     (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents and in support of any provision of adequate indemnity to the Agent against all taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

     (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of such Obligations shall be made (i) pari passu among Obligations with respect to the Agent's fee payable under (section)4.2 and all other Obligations and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata based upon the amount of the Obligations outstanding with respect to each Bank; and provided, further, that the Agent may in its reasonable discretion make proper allowance to take into account any Obligations not then due and payable; and

     (c) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                  13. SETOFF.

     Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to either of the Borrower or the Parent and any securities or other property of the Borrower or the Parent in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower or the Parent to such Bank. Each of the Banks agrees with each other Bank that (i) except with respect to the amount of any check or electronic equivalent deposited with such Bank and credited to the Borrower's or the Parent's account maintained with such Bank which is subsequently returned to the Borrower or the Parent unpaid, if an amount to be set off is to be applied to Indebtedness of the Borrower or the Parent to such Bank, other than the Obligations evidenced by the Notes held by such Bank, such amount shall be applied ratably to such other Indebtedness and to the Obligations evidenced by all such Notes held by such Bank, and (ii) if such Bank shall receive from the Borrower or the Parent, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Bank by proceedings against the Borrower or the Parent at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 14. THE AGENT.

     14.1.  Authorization.

          (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

          (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

          (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents, if any. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations.

     14.2.  Employees and Agents.

     The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     14.3.  No Liability.

     Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     14.4.  No Representations.

     The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement (except for the execution by the Agent, or the validity or enforceability against the Agent, of this Credit Agreement), the Notes, any of the other Loan Documents or any instrument at anytime constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or the Parent, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of any of the Borrower, the Parent or any of their Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or the Parent or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of any of the Borrower, the Parent or any of their Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

     14.5.  Payments.

          14.5.1. Payments to Agent. A payment by the Borrower or the Parent to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as provided in (sections)4.6 through 4.8, 4.10 and 16 and as otherwise expressly provided herein or in any of the other Loan Documents.

          14.5.2. Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          14.5.3. Delinquent Banks. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails absent notification to the Agent by such Bank pursuant to (section)2.8.2 (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of (section)14 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and to payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower or the Parent, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     14.6.  Holders of Notes.

     The Agent may deem and treat the payee of any Note as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder.

     14.7.  Indemnity.

     The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by (section)15), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the willful misconduct or gross negligence of any of the Agent, its directors, officers or employees or any other Person assisting them in their duties or any agent or employee thereof.

     14.8.  Agent as Bank.

     In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes, as it would have were it not also the Agent.

     14.9.  Resignation.

     The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     14.10.  Notification of Defaults and Events of Default.

     Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this (section)14.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

                                 15. EXPENSES.

     The Borrower agrees to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, in connection with the preparation, administration or interpretation of such documents, the closing hereunder, and any amendments, restatements, modifications, approvals, consents or waivers hereto or hereunder, (ii) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Agent's Special Counsel incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, the closing hereunder, and amendments, restatements, modifications, approvals, consents or waivers hereto or hereunder, (iv) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, provided that amounts attributable to syndication expenses shall not exceed $5,000, and (vi) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees, costs and disbursements, which attorneys shall be outside counsel to the Agent or any of the Banks, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Agent or any of the Banks in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Parent or any of their Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's relationship with the Borrower, the Parent or any of their Subsidiaries, provided, however that the Agent shall refund any amounts paid pursuant to the terms of this (section)15 to the extent that they have been determined by a court of competent jurisdiction, by final order, to have been incurred solely as a result of a breach by the Agent of its obligations under this Credit Agreement. The covenants of this (section)15 shall survive payment or satisfaction of payment of amounts owing with respect to the Obligations.

                              16. INDEMNIFICATION.

     The Borrower agrees to indemnify and hold harmless the Agent and the Banks and their respective affiliates, officers, directors, employees, agents or other representatives from and against any and all actual or threatened claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by any of the Borrower, the Parent or any of their Subsidiaries of the proceeds of any of the Loans, (ii) any of the Borrower, the Parent or any of their Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (iii) with respect to any of the Borrower, the Parent and any of their Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel if (x) in the written opinion of counsel to the Agent, use of counsel of the Borrower's choice could reasonably be expected to give rise to a conflict of interest, or (y) the Borrower shall not have employed counsel reasonably satisfactory to the Agent and the Banks to represent the Agent and the Banks within reasonable time after notice of the institution of any such litigation or proceeding. If, and to the extent that the obligations of the Borrower under this (section)16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this (section)16 shall survive payment of satisfaction in full of the Obligations.

                        17. SURVIVAL OF COVENANTS, ETC.

     All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower, the Parent or any of their Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Loans, as herein contemplated, and shall continue in full force and effect so long as any Obligations under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower, the Parent or any of their Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower, the Parent or such Subsidiary hereunder.

                       18. ASSIGNMENT AND PARTICIPATION.

     18.1.  Conditions to Assignment by Banks.

     Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it) and the Notes held by it; provided that (i) the Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed, (ii) prior to the occurrence or continuance of a Default or Event of Default, the Borrower shall have given its prior written consent to all such assignments in amounts of less than $20,000,000, which consent shall not be unreasonably withheld or delayed (it being understood by the parties that no consent of the Borrower shall be required for assignments in amounts of $20,000,000 or in excess thereof or following the occurrence of a Default or an Event of Default), (iii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, and (iv) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit E hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in (section)18.3, be released from its obligations under this Credit Agreement.

     18.2.    Certain   Representations  and  Warranties;   Limitations;
Covenants.

     By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

          (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

          (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrower, the Parent or any of their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by any of the Borrower, the Parent or any of their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

          (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in (section)6.4 and (section)7.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

          (e) such assignee represents and warrants that it is an Eligible Assignee;

          (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

          (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank; and

          (h)  such  assignee   represents  and  warrants  that  it  is  legally
     authorized to enter into such Assignment and Acceptance.

     18.3.  Register.

     The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,500.

     18.4.  New Notes.

     Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii)
give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this (section)18.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrower.

     18.5.  Participations.

     Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (i) each such participation shall be in an amount of not less than $5,000,000 (ii) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

     18.6.  Disclosure.

     The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices and (section)19 hereof, any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

     18.7.  Assignee or Participant Affiliated with the Borrower.

     If any assignee Bank is an Affiliate of the Borrower or the Parent, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to (section)12.1 or (section)12.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans to a participant, and such participant is the Borrower or the Parent or an Affiliate of the Borrower or the Parent, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to (section)12.1 or (section)12.2 to the extent that such participation is beneficially owned by the Borrower or the Parent or any Affiliate of the Borrower or the Parent, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

     18.8.  Miscellaneous Assignment Provisions.

     Any assigning Bank shall retain its rights to be indemnified pursuant to (section)16 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If FNBB transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Majority Banks, appoint another Bank to act as a reference Bank for the purpose of determining the Eurodollar Rate hereunder. Anything contained in this (section)18 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under (section)4 of the Federal Reserve Act, 12 U.S.C. (section)341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     18.9.  Assignment by Borrower.

     Neither the Borrower nor the Parent shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                              19. CONFIDENTIALITY.

     Until three (3) years following the date on which the relevant Bank has no obligation to make any Loan and no Loan or Note in favor of such Bank is outstanding, all confidential information and documents concerning the Borrower, the Parent or any of their Subsidiaries supplied by the Borrower or the Parent to any Bank pursuant to the terms of this Credit Agreement (collectively, the "Information") which information shall be deemed confidential and will be held in confidence by such Bank in accordance with its customary procedures for handling confidential information of this nature and such Banks shall not disclose such Information, except that each of the Borrower and the Parent hereby authorizes each Bank to disclose any Information or any other Loan Document (i) to any bank regulatory authority, governmental agency or representative thereof, (ii) to any officer, director or employee of such Bank who has reason to know such Information or any independent auditor, counsel, agent or other representative of such Bank, provided that such independent auditor, counsel, agent or other representative enters into a confidentiality agreement with the Borrower substantially similar to such Bank's agreement with the Borrower, (iii) to any participant or assignee or potential participant or potential assignee pursuant to the terms of (section)18.6 hereof, and (iv) pursuant to subpoena, court order, or legal process but only to the extent required by applicable laws and regulations, including those applying to classified material.

                               20. NOTICES, ETC.

     Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

          (a) if to the Borrower, at 715 King Street, Wilmington, Delaware 19801, Attention: Kenneth Kubacki (with a copy to the Parent at the address set forth below), or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

          (b) if to the Parent, at 815 Chestnut Street, North Andover, Massachusetts 01845, Attention: William McCartney, or at such other address for notice as the Parent shall last have furnished in writing to the Person giving the notice;

          (c) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Harvey H. Thayer, Jr., Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

          (d) if to any Bank, at such Bank's address set forth on Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               21. GOVERNING LAW.

     THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWER AND THE PARENT AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER OR THE PARENT BY MAIL AT THE ADDRESS SPECIFIED IN (section)20. EACH OF THE BORROWER AND THE PARENT HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                 22. HEADINGS.

     The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                               23. COUNTERPARTS.

     This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           24. ENTIRE AGREEMENT, ETC.

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in (section)26.

                           25. WAIVER OF JURY TRIAL.

     Each of Borrower, the Parent, the agent and each bank hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, each of the Borrower and the Parent hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Borrower and the Parent (i) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                26.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

     Except as otherwise expressly provided in this Credit Agreement, any consent or approval required or permitted by this Credit Agreement to be given by one or more or all of the Banks may be given, and any term of this Credit Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Parent of any terms of this Credit Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes, the payment date for principal, interest or fees hereunder, the term of the Notes, the amount of the Commitments of the Banks, the amount of the Facility Fee hereunder, and this (section)26 may not be changed nor may the guaranty of the Parent set forth in (section)5 be released, without the written consent of the Borrower and the written consent of each Bank affected thereby; the definition of Majority Banks may not be amended without the written consent of all of the Banks; and the amount of the Agent's fee and (section)14 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of either Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower or the Parent shall entitle the Borrower or the Parent to other or further notice or demand in similar or other circumstances.

                               27. SEVERABILITY.

     The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                        WATTS INVESTMENT COMPANY

                                        By:
                                          ______________________________





                                        THE FIRST NATIONAL BANK OF BOSTON,
                                          individually and as Agent

                                        By:
                                          ______________________________




                                        FIRST UNION NATIONAL BANK OF NORTH
                                          CAROLINA

                                        By:
                                          ______________________________





                                        MELLON BANK, N.A.

                                        By:
                                          ______________________________





                                        THE NORTHERN TRUST COMPANY

                                        By:
                                          ______________________________





                                        CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                                        By:
                                          ______________________________




                                        BROWN BROTHERS HARRIMAN & CO.

                                        By:
                                          ______________________________





                                        WATTS INDUSTRIES, INC., as Guarantor

                                        By:
                                          ______________________________